Exhibit 99.1

NEWS RELEASE

Internap Reports Financial Results
for Third Quarter 2005

-- Reports Record Revenues of $38.0 Million, Net Loss Reduced 58% over Q3 2004 --

ATLANTA - Nov 3, 2005 - Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported financial results for the third quarter ended September 30, 2005. For the third quarter of 2005, revenues totaled $38.0 million, an increase of 8.0% compared to the $35.2 million reported for the third quarter of 2004. Net loss for the third quarter 2005 was $3.3 million, an improvement of approximately 58% compared to the net loss of $7.9 million reported for the same period in 2004.

Quarterly Highlights:
•	The Company sold new monthly recurring services to over 352 customers, which included the addition of new services to 255 existing customers.
•
The Company’s customer base grew to 2032 customers, an increase of 13 net new customers in the quarter. Among the new customers are: MySpace.com, The Land of Nod, Clark Atlanta University, Datapath, The Manhattan Mortgage Company, IPsoft Inc., and TIAA - CREF

•
Gross margin was approximately 44% (defined as revenues of $38.0 million less $21.2 million of direct cost of revenues, excluding depreciation and amortization, divided by revenues) impacted by in period datacenter investments

•	Cash, cash equivalents and investments in marketable securities at September 30, 2005 were $42.4 million compared to $42.5 million in second quarter 2005

Third quarter results (in millions):

	For the Three Months Ended:
	September 30, 2005	June 30, 2005	September 30, 2004
			(restated)
Revenues	$38.0	$37.6	$35.2
Direct cost of revenue, excluding depreciation and amortization	21.2	19.1	18.9
Selling, general and administrative expenses	16.5	15.6	20.3
Depreciation and amortization	3.9	3.9	3.7
Loss from operations	(3.6)	(1.0)	(7.7)
Non-operating (income) expenses, net	(0.3)	--	0.2
Net loss	$(3.3)	$(1.0)	$(7.9)

EBITDA	$0.6	$2.9	$(4.0)

Conference Call Information:
Internap’s second quarter teleconference will be held tomorrow, November 4th beginning at 9:00 a.m. EST. The dial-in numbers are 866-202-4683; passcode 63715712 for domestic callers, and 617-213-8846; passcode 63715712 for international participants. The simultaneous webcast will be available from the Investor Services section of the web site at: www.internap.com.

A replay will be made available approximately one hour after the conclusion of the call and will remain available for from November 4th at 11:00 a.m. through November 11th at 888-286-8010; replay code 38375351 and international dial-in at 617-801-6888; replay code 38375351. Alternatively, participants may connect to the Web-cast replay available from the investor services section of the company's Web site at www.internap.com.

About Internap

Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Internet. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers the Internet as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,000 customers, including Fortune 1000 and mid-tier enterprises in the financial services, government, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

# # #

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "projects," "forecasts," "plans," "intends," "should" or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Our future reported GAAP-based results will be negatively affected by the implementation of new accounting rules related to the expensing of stock options, commencing in 2006. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to, our ability to achieve profitability; our ability to secure adequate funding; the incurrence of additional restructuring charges; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to the evolution of the high performance Internet connectivity and services industry; our ability to respond successfully to technological change; our ability to deploy new access points in a cost-efficient manner; the availability of services from Internet network service providers; failure of suppliers to deliver their products and services as agreed; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect ourselves and our customers from security breaches; our ability to protect our intellectual property; our ability to successfully complete future acquisitions; risks associated with international operations; claims relating to intellectual property rights; government regulation of the Internet; risks associated with material weaknesses in our internal controls identified as part of our evaluation under section 404 of the Sarbanes-Oxley Act of 2002 and related increases in expense, including our ability to remediate those weaknesses; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
404- 302-9721	404.302.9841
lcampbell@internap.com	aalbrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$22,549	$33,823
Restricted cash	-	76
Short-term investments in marketable securities	17,272	12,162
Accounts receivable, net of allowance of $1,861 and $1,124, respectively	17,102	16,943
Inventory	577	345
Prepaid expense and other assets	3,087	3,202

Total current assets	60,587	66,551

Property and equipment, net of accumulated depreciation of $141,759 and $138,000, respectively	51,994	54,378
Investments	4,597	6,693
Intangible assets, net of accumulated amortization of $17,956 and $17,522, respectively	2,474	2,898
Goodwill	36,314	36,314
Deposits and other assets	1,254	1,315

Total assets	$157,220	$168,149

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,792	$6,483
Accounts payable	8,028	11,129
Accrued liabilities	7,304	7,269
Deferred revenue, current portion	1,891	1,826
Capital lease obligations, current portion	546	512
Restructuring liability, current portion	1,357	2,397

Total current liabilities	23,918	29,616

Notes payable, less current portion	8,750	12,031
Deferred revenue, less current portion	512	421
Capital lease obligations, less current portion	392	806
Restructuring liability, less current portion	5,361	5,756
Deferred rent	7,820	5,781
Other liabilities	1,019	--

Total liabilities	47,772	54,411

Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 600,000 shares authorized; 340,801 and 338,148 shares issued and outstanding, respectively	341	338
Additional paid in capital	969,112	967,951
Accumulated deficit	(860,098)	(855,148)
Accumulated items of other comprehensive income	93	597

Total stockholders' equity	109,448	113,738

Total liabilities and stockholders' equity	$157,220	$168,149

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
		(restated)		(restated)
Revenue	$37,999	$35,151	$113,425	$107,399

Costs and expense:
Direct cost of revenue, exclusive of depreciation and amortization shown below	21,188	18,931	60,184	57,017
Customer support	2,870	2,480	8,139	7,596
Product development	1,405	1,405	3,955	4,578
Sales and marketing	6,639	6,089	19,552	17,472
General and administrative	5,548	6,229	15,284	18,365
Depreciation and amortization	3,921	3,718	11,279	12,265
Restructuring costs	13	3,953	36	3,953
Loss (gain) on disposal of property and equipment	--	87	(4)	176

Total operating costs and expense	41,584	42,892	118,425	121,422

Loss from operations	(3,585)	(7,741)	(5,000)	(14,023)

Non-operating (income) expense:
Interest income	(339)	(195)	(903)	(419)
Interest expense	342	387	1,089	1,570
Other, net	(254)	(56)	(236)	(380)

Total non-operating (income) expense	(251)	136	(50)	771

Net loss	$(3,334)	$(7,877)	$(4,950)	$(14,794)

Basic and diluted net loss per share	$(0.01)	$(0.03)	$(0.01)	$(0.05)

Weighted average shares used in computing basic and diluted net loss per share	340,055	291,317	339,328	270,457

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine months ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES		(restated)
Net loss	$(4,950)	$(14,794)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,279	12,265
(Gain) loss on disposal of assets	(4)	176
Provision for doubtful accounts	1,011	1,986
(Gain) loss from equity method investment	(25)	359
Non-cash interest expense on capital lease obligations	--	904
Non-cash changes in deferred rent	2,039	683
Other, net	(45)	--
Changes in operating assets and liabilities:
Accounts receivable	(1,170)	(3,563)
Inventory, prepaid expense, deposits and other assets	(56)	2,737
Accounts payable	(3,507)	701
Accrued liabilities	1,059	(1,506)
Deferred revenue	156	(1,813)
Accrued restructuring liability	(1,435)	1,418

Net cash provided by (used in) operating activities	4,352	(447)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,072)	(8,363)
Purchases of investments in marketable securities	(16,727)	--
Proceeds from sales of investments in marketable securities	13,561	--
Change in restricted cash	76	49
Other	(326)	(107)

Net cash used in investing activities	(11,488)	(8,421)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(4,972)	(2,324)
Payments on capital lease obligations	(380)	(20,170)
Proceeds from exercise of stock options and warrants and employee stock purchase plan	1,164	4,525
Change in revolving credit facility	--	(8,392)
Proceeds from issuance of common stock	--	55,932
Proceeds from notes payable	--	17,500
Other	50	--

Net cash (used in) provided by financing activities	(4,138)	47,071

Net (decrease) increase in cash and cash equivalents	(11,274)	38,203
Cash and cash equivalents at beginning of period	33,823	18,885

Cash and cash equivalents at end of period	$22,549	$57,088

INTERNAP NETWORK SERVICES CORPORATION
SELECTED UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(in thousands)

	For the Three Months Ended:
	September 30, 2005	June 30, 2005	September 30, 2004
			(restated)
Revenue	$37,999	$37,571	$35,151
Direct cost of revenue, excluding depreciation and amortization	21,188	19,109	18,931
Selling, general and administrative expense	16,475	15,558	20,243
Depreciation and amortization	3,921	3,862	3,718
Loss from operations	(3,585)	(958)	(7,741)
Non-operating (income) expense, net	(251)	88	136
Net loss	$(3,334)	$(1,046)	$(7,877)

EBITDA reconciliation:
Net loss	$(3,334)	$(1,046)	$(7,877)
Depreciation and amortization	3,921	3,862	3,718
Income taxes	--	--	--
Interest expense, net	3	83	192
EBITDA	590	2,899	(3,967)
Interest expense, net	(3)	(83)	(192)
Provision for doubtful accounts	363	285	511
Non-cash changes in deferred rent	743	826	210
Other non-cash adjustments	(34)	(9)	398
Changes in operating assets and liabilities:
Accounts receivable	(501)	(647)	(938)
Inventory, prepaid expenses, deposits and other assets	(414)	363	1,171
Accounts payable, accrued liabilities, deferred revenue and accrued restructuring charges	2,349	(677)	1,293
Net cash (used in) provided by operating activities	$3,093	$(2,957)	$(1,514)

EBITDA is defined as net loss reduced for the provision for income taxes, net interest expense, and depreciation and amortization. EBITDA is not an indicator of financial performance under generally accepted accounting principles and may not be comparable to similarly captioned information reported by other companies. In addition, it does not replace net loss, income (loss) from operations, or cash flows from operating activities as indicators of operating performance. The effect of taxes and interest on our net loss is not significant, but depreciation and amortization, primarily as a result of the capital-intensive nature of our operations and acquisitions, is significant. Management believes that measuring the performance of the business without regard to non-cash depreciation and amortization can make trends in operating results more readily apparent, and when considered with other information, assist investors and other users of our financial data who wish to evaluate our ability to generate future cash flows.